Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MVB Financial Corp.:

We consent to the incorporation by reference in this registration statement on Form S-8 of MVB Financial Corp. of our reports dated March 8, 2018, with respect to the consolidated financial statements of MVB Financial Corp. and Subsidiary and the effectiveness of internal control over financial reporting, which reports appear in MVB Financial Corp.’s 2017 Annual Report on Form 10-K.

Gaithersburg, Maryland
June 1, 2018